State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Merger, filed on June 12, 2008, for WEIKANG BIO-TECHNOLOGY GROUP COMPANY, INC., the surviving Nevada entity not authorized to transact business in Florida, as shown by the records of this office.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capitol, this the
Twelfth day of June, 2008

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Kurt S. Browning
Secretary of State

CR2EO22 (01-07)

ARTICLES OF MERGER
(Profit Corporations)

The following articles of merger are submitted in accordance with the Florida Business Corporation Act, pursuant to section 607.1105, Florida Statutes.

First: The name and jurisdiction of the **surviving** corporation:

Name	Jurisdiction	Document Number (If known/ applicable)
Weikang Bio-Technology Group Company, Inc.	Nevada	

Second: The name and jurisdiction of each **merging** corporation:

Name	Jurisdiction	Document Number (If known/ applicable)
Expedition Leasing, Inc.	Florida	

FILED
08 JUN 12 PM 2:03
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Third: The Plan of Merger is attached.

Fourth: The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State.

OR ____/____/____ (Enter a specific date. NOTE: An effective date cannot be prior to the date of filing or more than 90 days after merger file date.)

Fifth: Adoption of Merger by **surviving** corporation - (COMPLETE ONLY ONE STATEMENT)
The Plan of Merger was adopted by the shareholders of the surviving corporation on May 12, 2008.

The Plan of Merger was adopted by the board of directors of the surviving corporation on __________ and shareholder approval was not required.

Sixth: Adoption of Merger by **merging** corporation(s) (COMPLETE ONLY ONE STATEMENT)
The Plan of Merger was adopted by the shareholders of the merging corporation(s) on May 12, 2008.

The Plan of Merger was adopted by the board of directors of the merging corporation(s) on __________ and shareholder approval was not required.

(Attach additional sheets if necessary)

Seventh: **SIGNATURES FOR EACH CORPORATION**

Name of Corporation	Signature of an Officer or Director	Typed or Printed Name of Individual & Title
Expedition Leasing, Inc.	王印	Yin Wang, Chief Executive Officer
Weikang Bio-Technology Group Company, Inc.	王印	Yin Wang, Chief Executive Officer

AGREEMENT AND PLAN OF MERGER

This AGREEMENT is dated as of June 4, 2008

BETWEEN:

EXPEDITION LEASING, INC., a Florida corporation, having its office at No. 365 Chengde Street, Daowai District, Harbin, Heilongjiang Province, People's Republic of China

(**"Expedition Leasing"**)

AND:

WEIKANG BIO-TECHNOLOGY GROUP COMPANY, INC., a Nevada corporation and wholly-owned subsidiary of Expedition Leasing, having its office at No. 365 Chengde Street, Daowai District, Harbin, Heilongjiang Province, People's Republic of China

(**"Weikang"**)

WHEREAS:

A. Expedition Leasing is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has an authorized capital of 150,000,000 shares, consisting of 100,000,000 shares of common stock, $0.00001 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share. As of March 14, 2008, a total of 25,229,800 shares of Expedition Leasing common stock were issued and outstanding, and no shares of Expedition Leasing preferred stock were issued and outstanding.

B. Weikang is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has an authorized capital of 150,000,000 shares, consisting of 100,000,000 shares of common stock, $0.00001 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share. As of March 14, 2008, a total of 100 shares of Weikang common stock were issued and outstanding, and no shares of Weikang preferred stock were issued and outstanding.

C. The Boards of Directors of Expedition Leasing and Weikang deem it advisable and in the best interests of their respective companies and stockholders that Expedition Leasing be merged with and into Weikang, with Weikang remaining as the surviving corporation; and

D. The Boards of Directors of Expedition Leasing and Weikang have approved the plan of merger embodied in this Agreement.

THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto do hereby agree to merge on the terms and conditions herein provided, as follows:

1. THE MERGER

1.1 The Merger

Upon the terms and subject to the conditions hereof, on the Effective Date (as hereinafter defined), Expedition Leasing shall be merged with and into Weikang in accordance with the applicable laws of the State of Nevada and the State of Florida (the "Merger"). The separate existence of Expedition Leasing shall cease, and Weikang shall be the surviving corporation under the name "Weikang Bio-Technology Group Company, Inc." (the "Surviving Corporation") and shall be governed by the laws of the State of Nevada.

1.2 Effective Date

The Merger shall become effective on the date and at the time (the "Effective Date") that the Articles of Merger, in substantially the form annexed hereto as Appendix A, that the parties hereto intend to deliver to the Secretary of State of the State of Nevada, are accepted and declared effective by the Secretary of State of the State of Nevada.

1.3 Articles of Incorporation

On the Effective Date, the Articles of Incorporation of Weikang, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation. The Articles of Incorporation of the Surviving Corporation shall not be amended or changed in any manner as a result of the Merger.

1.4 Bylaws

On the Effective Date, the Bylaws of Weikang, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the bylaws of the Surviving Corporation. The Bylaws of the Surviving Corporation shall not be amended or changed in any manner as a result of the Merger.

1.5 Directors and Officers

The directors and officers of Expedition Leasing immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation from and after the Effective Date, until their successors shall have been duly elected and qualified or until otherwise provided by law, the Articles of Incorporation of the Surviving Corporation, or the Bylaws of the Surviving Corporation.

2. CONVERSION OF SHARES

2.1 Common Stock of Expedition Leasing

Upon the Effective Date, by virtue of the Merger and without any action on the part of any holder thereof, each share of common stock of Expedition Leasing, $0.00001 par value per share, other than shares ("Dissenting Common Shares") that are owned by shareholders ("Dissenting Common Shareholders") exercising dissenters' rights pursuant to Sections 607.1301 through 607.1333 of the Florida Business Corporation Act, as amended ("FBCA"), that is issued and outstanding immediately prior to the Effective Date shall be changed and converted into one fully paid and non-assessable share of the common stock of the Surviving Corporation, $0.00001 par value per share (the "Survivor Common Stock").

2.2 Preferred Stock of Expedition Leasing

Upon the Effective Date, by virtue of the Merger and without any action on the part of any holder thereof, each share of Preferred Stock of Expedition Leasing, $0.01 par value, other than shares ("Dissenting Preferred Shares") that are owned by the holders of the Preferred Stock ("Dissenting Preferred Shareholders") exercising dissenters' rights pursuant to Sections 607.1301 through 607.1333 of the FBCA, that is issued and outstanding immediately prior to the Effective Date shall be changed and converted into one fully paid and non-assessable share of the Preferred Stock of the Surviving Corporation, $0.01 par value (the "Survivor Preferred Stock").

2.3 Common Stock of Weikang

Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock of Weikang, $0.00001 par value per share, issued and outstanding immediately prior to the Effective Date shall be cancelled and returned to the status of authorized but unissued Weikang common stock.

2.4 Dissenter's Rights

No Dissenting Common Shareholder and No Dissenting Preferred Shareholder shall be entitled to shares of Survivor Common Stock and Survivor Preferred Stock, respectively, under this Section 2 unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the FBCA, and any Dissenting Common Shareholder and Dissenting Preferred Shareholder shall be entitled to receive only the payment provided by Section 607.1302 of the FBCA with respect to Dissenting Common Shares and Dissenting Preferred Shares owned by such Dissenting Common Shareholders and Dissenting Preferred Shareholders, respectively. If any person or entity who otherwise would be deemed a Dissenting Common Shareholder shall have failed to properly perfect or shall have effectively withdrawn or lost the right to dissent with respect to any shares which would be Dissenting Common Shares but for that failure to perfect or withdrawal or loss of the right to dissent, such Dissenting Common Shares shall thereupon be treated as though such Dissenting Common Shares had been converted into shares of Survivor Common Stock pursuant to Section 2.1 hereof. If any person or entity who otherwise would be deemed a Dissenting Preferred Shareholder shall have failed to properly perfect or shall have effectively withdrawn or lost the right to dissent with respect to any shares which would be Dissenting Preferred Shares but for that failure to perfect or withdrawal or loss of the right to dissent, such Dissenting

Preferred Shares shall thereupon be treated as though such Dissenting Common Shares had been converted into shares of Survivor Common Stock pursuant to Section 2.2 hereof.

2.5 Exchange of Certificates

After the Effective Date, each holder of an outstanding certificate representing capital stock of Expedition Leasing may, at such stockholder's option, surrender the same for cancellation to the Secretary of the Surviving Corporation, or duly authorized transfer agent, as exchange agent, and each such holder shall be entitled to receive from the Surviving Corporation a certificate or certificates representing the number of Survivor Common Stock or Survivor Preferred Stock to which such person is entitled as provided herein. Until so surrendered, each outstanding certificate theretofore representing shares of Expedition Leasing capital stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of the Surviving Corporation capital stock into which such shares of Expedition Leasing capital stock were converted in the Merger. Stockholders of Expedition Leasing shall have the same rights to notices, distributions, or voting with respect to the Surviving Corporation regardless of whether the certificates representing shares of Expedition Leasing are tendered to the Surviving Corporation for exchange.

3. <u>CONDITIONS PRECEDENT</u>

The Agreement and Plan of Merger shall be submitted to the stockholders of Expedition Leasing for its adoption or rejection in the manner prescribed by the provisions of the Florida Business Corporations Act of the State of Florida and the stockholders of Weikang for its adoption or rejection in the manner prescribed by the provisions of the Nevada Revised Statutes of the State of Nevada ("NRS"), and the Merger shall be authorized in the manner prescribed by the provisions of the NRS.

4. GENERAL

4.1 Abandonment

Notwithstanding any approval of the Merger or this Agreement by the stockholders of Weikang or Expedition Leasing or both, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Date at the discretion of the Board of Directors of Expedition Leasing or the Board of Directors of Weikang.

4.2 Amendment

Notwithstanding any approval of the Merger or this Agreement by the stockholders of Weikang or Expedition Leasing or both, this Agreement may be amended at any time and from time to time prior to the Effective Date by the mutual consent of the parties except that, without the approval of the stockholders of Expedition Leasing and the stockholders of Weikang, no such amendment may (a) change the rate of exchange for any shares of Expedition Leasing or the types or amounts of consideration that will be distributed to the holders of the shares of Expedition Leasing capital stock; (b) change any terms of the Articles of Incorporation

of the Surviving Corporation; or (c) adversely affect any of the rights of the stockholders of Expedition Leasing or Weikang.

4.3 Governing Law

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

4.4 Counterparts

In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute the same agreement.

4.5 Electronic Means

Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereof.

[Remainder of this page left blank intentionally. Signatures follow.]

IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement and Plan of Merger as of the date set forth above.

EXPEDITION LEASING, INC.

By: ______________________

Yin Yang
Chief Executive Officer

WEIKANG BIO-TECHNOLOGY GROUP COMPANY, INC.

By: ______________________

Yin Yang
Chief Executive Officer

APPENDIX A

Articles of Merger

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 81/2" x11" blank sheet containing the required information for each additional entity.

Expedition Leasing, Inc.
Name of merging entity

Florida
Jurisdiction

corporation
Entity type *

Name of merging entity

Jurisdiction

Entity type *

Name of merging entity

Jurisdiction

Entity type *

Name of merging entity

Jurisdiction

Entity type *

and,

Weikang Bio-Technology Group Company, Inc.
Name of surviving entity

Nevada
Jurisdiction

corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn:

c/o:

3) (Choose one)

☒ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 3

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ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Expedition Leasing, Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Weikang Bio-Technology Group Company, Inc.
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

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(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

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ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6) Location of Plan of Merger (check a or b):

[X] (a) The entire plan of merger is attached;

or,

[ ] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):**

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(If there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.):

Expedition Leasing, Inc.
Name of merging entity

X ______________________ Chief Executive Officer ______
Signature | Title | Date

Name of merging entity

X ______________________
Signature | Title | Date

Name of merging entity

X ______________________
Signature | Title | Date

Name of merging entity

X ______________________
Signature | Title | Date

Weikang Bio-Technology Group Company, Inc.
Name of surviving entity

X ______________________ Chief Executive Officer ______
Signature | Title | Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.